UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported) – February 24, 2006
ZIFF DAVIS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-99939 Commission file number	36-4355050 (I.R.S. Employer Identification No.)
28 East 28th Street, New York, New York 10016
(Address of principal executive offices including zip code)
(212) 503-3500
(Registrant’s telephone number, including area code)
(212) 503-3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURE

ITEM 1.01 Entry into a Material Definitive Agreement
In connection with the Registrant’s previously reported decision to eliminate the position of Chief Operating Officer and the consequent resignation by Bart W. Catalane as President and Chief Operating Officer, the Registrant and Mr. Catalane on February 24, 2006 executed an agreement (the “Separation Agreement”) related to the termination of his employment with the Registrant (as previously reported, he remains a member of the Registrant’s board of directors). The Separation Agreement provides, among other items, that (i) through July 31, 2007, the Registrant shall continue to pay Mr. Catalane a monthly salary of $33,333 and shall provide certain insurance benefits, subject to Mr. Catalane’s satisfaction of certain obligations (including noncompetition and nonsolicitation obligations), and provided that the Registrant’s obligation to pay such insurance benefits would cease in the event Mr. Catalane becomes eligible to receive similar benefits from a subsequent employer; (ii) the Registrant shall provide certain outplacement services if Mr. Catalane elects to make use thereof; and (iii) Mr. Catalane released the Registrant and related parties from potential claims related to his employment by the Registrant or the termination thereof (the release did not affect Mr. Catalane’s rights to receive indemnification or rights related to his option agreement with the Registrant or certain other agreements he previously executed with the Registrant or its affiliates).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.
By:	/s/ Robert F. Callahan
Robert F. Callahan
Chief Executive Officer

Date:	February 24, 2006